As filed with the Securities and Exchange Commission on November 23, 1998

                                             Registration No.
333-__________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549
                 ------------------------------------

                               FORM S-8
                        REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933
                 ------------------------------------

                        PRIME COMPANIES, INC.
        (Exact name of Registrant as specified in its charter)

DELAWARE                               51-2031531
(State or other jurisdiction          (I.R.S. Employer
of incorporation or organization)     Identification Number)


                     155 Montgomery Street, #406
                   San Francisco, California 94104
               (Address of Principal Executive Offices)

                      COMPENSATION AGREEMENT OF
                       FORBES INVESTMENTS LTD.
                         (full title of plan)

                      David Lefkowitz, President
     155 Montgomery Street, #406
     San Francisco, California 94104
     415/398-4242
     (Name, address and telephone number of agent for service)
      -----------------
      COPY TO:
      Cassidy & Associates
      1504 R Street, N.W.
      Washington, D.C. 20009
      202/387-5400
      -----------------
                   CALCULATION OF REGISTRATION FEE


TITLE OF             AMOUNT         PROPOSED      PROPOSED     AMOUNT
SECURITIES           BEING          MAXIMUM       MAXIMUM      OF REGIS-
TO BE                REGISTERED     OFFERING      AGGREGATE    TRATION
REGISTERED             (1)          PRICE PER     OFFERING       FEE
                                    SHARE (2)     PRICE (2)

Common Stock,        119,,755        $1.50         $179,632     $53
$.0001 par value

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, on the basis of the value as determined by the Company's Board of Directors on November 5, 1998.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

PRIME COMPANIES, INC.

         119,755 Shares of Common Stock, $.0001 par value
              Issued Pursuant to a Consulting Agreement


This Prospectus is a part of a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, by Prime Companies, Inc. (the "Company" or the "Registrant"). This Prospectus does not contain all the information set forth in the Registration Statement, including the exhibits filed as part thereof and otherwise incorporated therein to which reference is hereby made. Copies of the Registration Statement and the exhibits may be inspected at the offices of the Commission, and may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees.

The compensation agreement, together with the information contained in Items 1 and 2 of Part I hereof and the documents incorporated by reference in Item 3 of Part II of the Registration Statement, taken together, are intended to constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended, and Rule 428 of the General Rules and Regulations of the Commission thereunder.

The Company's Common Stock is listed for trading on the NASD
Bulletin Board under the symbol "PRMC". Currently, there is very limited public market for the Securities.


ITEM 1.  PLAN INFORMATION

The 119,755 shares of the Company's common stock, $.0001 par value per share, to which this Registration Statement relates are being issued pursuant to a consulting agreement (the "Agreement") with Tedrow Communications Corporation (the "Consultant") for services rendered for the Company by the Consultant. The Agreement is filed as part of this Registration Statement as an exhibit.

The common stock registered hereby (the "Common Stock") is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The Common Stock is treasury stock, and no shares thereof will be purchased in the open market by the Registrant. There are no restrictions imposed upon the Employees in the resale of the Common Stock within the United States except those imposed by Federal or state securities laws and regulations. The receipt of the Common Stock may be considered income and may give rise to Federal and state income taxation for the Employee, who is advised to consult with an advisor concerning taxation arising from receipt of the Common Stock. The Registrant anticipates that it will have a corresponding deduction for income tax purposes as compensation paid to the Employee.

Any person to whom the securities will be issued under this Registration Statement may receive additional information concerning the Company, the Agreement, this Registration Statement or other information, without charge, upon written or oral request made to Prime Companies, Inc., 155 Montgomery Street, Suite 406, San
Francisco, California 94104, and its telephone number is 415-398-4242.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference as specified in Item 3 of Part II of the Registration Statement of which this Prospectus forms a part exclusive of exhibits thereto unless such exhibits are specifically incorporated by reference into the information that has been incorporated into this Prospectus and any other documents required to be delivered pursuant to Rule 428(b) of the General Rules and Regulations of the Commission. Requests for any of the foregoing should be directed to David Lefkowitz, President, 155 Montgomery Street, Suite 406, San Francisco, California 94104, and its telephone number is 415-398-4242.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


No person has been authorized to give any information or to make any representations in connection with the offering described herein other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the issuer or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates, or any offer of such shares of Common Stock to any person in any jurisdiction in which such offer is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to such date.





The date of this Prospectus is November 16, 1998.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and any and all amendments thereto filed by Prime Companies, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

1. Any document filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") through and subsequent to the date hereof and prior to the termination of the offering of the securities subject hereto.

ITEM 4.  DESCRIPTION OF SECURITIES

Under the Company's Certificate of Incorporation, the authorized capital stock of the Company consists of 60,000,000 shares, of which 50,000,000 shares are Common Stock and 10,000,000 shares are Preferred Stock. As of the date of this Prospectus, the Company had 4,168,174 shares of Common Stock outstanding and no shares of Preferred Stock.

The following summary description of the securities of the Company is qualified in its entirety by reference to the Certificate of Incorporation, filed as an exhibit hereto.

COMMON STOCK

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders of the Company. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by the Company's Certificate of Incorporation, including provisions governing any Preferred Stock. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general shareholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, validly issued, fully paid and non-assessable.

Subject to the rights of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding.

PREFERRED STOCK

The Board of Directors is authorized, without action by the holders of the Common Stock, to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which may be superior to the Common Stock. The issuance of one or more series of the Preferred Stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to attain control of the Company. The Company has no present plans to issue any additional shares of Preferred Stock.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the
director derived an improper personal benefit.   The Company's
Certificate of Incorporation contains such a provision.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.


ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration Statement:

              5.1   Opinion of Cassidy & Associates

              10.1  Prime Companies, Inc. Compensation Agreement
                     with Consultant

              24.1  Consent of Gilbert & Company, P.C.

              24.2  Consent of Cassidy & Associates (contained in
                     Exhibit 5.1)


ITEM 9.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      i.   To include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933;

                       ii.  To reflect in the prospectus any
                facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                             iii. To include any additional or
                changed material information with respect to the plan of distribution.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to
   Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 5th of November, 1998.

                                   PRIME COMPANIES, INC.


                                    By Irving Pfeffer
                                       Chief Executive Officer


                                    By David Lefkowitz
                                       Chief Financial Officer




----------------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

   SIGNATURE                    TITLE                    DATE


/s/Irving Pfeffer                Director             November 5, 1998
Irving Pfeffer


/s/David Lefkowitz               Director             November 5, 1998
David Lefkowitz


/s/Emilio Guglielmelli           Director             November 5, 1998
Emilio Guglielmelli


/s/Marshall Raines               Director             November 5, 1998
Marshall Raines


/s/Alon Adani                    Director             November 5, 1998
Alon Adani


EXHIBIT 5.1

[CASSIDY & ASSOCIATES LETTERHEAD]

November 16, 1998

   Board of Directors
   155 Montgomery Street, #406
   San Francisco, California 94104

   Gentlemen:

   This opinion letter is submitted to you in conformance with
   Item 601 of Regulation S-B of the Securities and Exchange Commission with respect to the registration on Form S-8 (the "Registration Statement") by Prime Companies, Inc., a Delaware corporation, ("the Company") of 119,755 shares of Common Stock, $.0001 par value per share ("the Shares"), to be issued to Forbes Investments Ltd.

   We have examined the original, certified, conformed, photostatic, electronic, facsimile or other forms of such corporate records, resolutions, certificates, authorizations or other documents as we have considered relevant to our opinion. In all such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to originals and certified documents of all copies submitted to us as conformed, photostatic, electronic or facsimile copies. In reviewing corporate records and other documents, we have assumed the accuracy of those records and documents. We have consulted with such officers, directors, employees, and advisors of the Company in regard to questions of material fact as we have considered relevant to our opinion, and have relied upon the accuracy and completeness of the statements and representations of such persons. We have examined such laws, statutes, judicial or administrative decrees, interpretations and opinions, and such other sources as we have considered material to the legal issues relevant to our opinion.

   Based upon and in reliance on the foregoing, we are of the opinion that the Shares have been duly authorized for issue and that the Shares, when issued as authorized by the Board of Directors of the Company, will be duly authorized and validly issued, fully paid and non-assessable.

   We hereby consent to the inclusion of this opinion letter in the Registration Statement to be filed with the Securities and Exchange Commission.



   Sincerely,

   Cassidy & Associates



   By
     James Michael Cassidy, Esq.



   EXHIBIT 10.1


   [PRIME COMPANIES, INC. LETTERHEAD]



   November 16, 1998

   Forbes Investments Ltd.
   18 harbour Road, Central Plaza
   Suite 4703
   Wanshai, Hong Kong

   Re:   S-8 Issuance

   Dear Sirs:

   Prime Companies, Inc. acknowledges that Forbes Investments Ltd. has provided consulting services to Prime and in consideration for said services, Prime will agree to pay
   Forbes Investments Ltd. 119,755 shares of common stock of the Company through an S-8 Registration Statement.


   Very truly yours,

   /s/ Irving Pfeffer

   Irving Pfeffer





   EXHIBIT 24.1




                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


   We consent to the incorporation by reference in this Form S-8 registration statement of our report, dated April 19, 1998, on the financial statements of Prime Companies, Inc., and to reference to our firm under the caption "experts" in the prospectus.


   San Francisco CA
   November 16, 1998

   GILBERT & COMPANY
   CERTIFIED PUBLIC ACCOUNTANT



   CONSULTING AGREEMENT

   This consulting agreement (this "Agreement") is made the 9th day of September, 1998, by and between Prime Companies, Inc., (the "Company"), and Forbes Investments, Ltd. (the "Consultant").

   RECITALS

   WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

   WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

   AGREEMENT

   NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1.     TERM

   The term of this Agreement shall commence on the date hereof and end on February 28, 1999.

          2.    CONSULTING SERVICES

            (a) Long range corporate planning and business development, Including but not limited to the development of corporate strategy, market Direction and implementation of business plans;

         Review and analysis of potential markets and customers in such markets.

         Review of operations and analysis of deviations form the business plan

         For such markets.

        (b) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 333,723 shares of the Company's Common Stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

           (c) Issuance. Issuance and delivery of the Shares shall be made at the offices of the Company, on or before September 20, 1998. On the Closing
    Dates, the Company shall deliver to the Consultant:

                  (i)     the certificate or certificates
                          evidencing the Shares to be issued
                          to the Consultant and the respective dates, registered in the name of the Consultant; and

                (ii)     evidence that the Shares have been
                         registered on Form
                         S-8 to be filed upon issuance of the Shares to the Consultant, Registering for resale thereof.

        (d)     Expenses.
   During the term of the Consultant's engagement hereunder, The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.


   3.    CONFIDENTIAL INFORMATION

   (a) Confidential Information. In connection with the providing of Consulting Services hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that it will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to employees of Consultant to whom disclosure is necessary for the providing of services under this agreement.

        (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or its assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

        (c) Government Order Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

        (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.


   4.     REPRESENTATION AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

   (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of Delaware and has full power and authority to own its respective property, carry on its respective business as not being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified in a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principles of equity.

   (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

   (c) Authorization of Agreement The Company has taken all actions and obtained all consents or approvals necessary to authorize it to enter into this Agreement.

   (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consents and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or security interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

        (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

   5.     FILINGS

   The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the National Association of Securities Dealers, Inc. ("NASD")


   6.     SUPPLYING INFORMATION

   The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

   7.     INDEMNIFICATION

   (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause o believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful. Notwithstanding the forgoing, the Company shall not indemnify the Consultant with respect to any claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of its duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

   (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorneys' fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe its conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

   8.    INDEPENDENT CONTRACTOR STATUS.

   It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of its own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

   The parties further acknowledge that the Consultant's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of this Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

   9.     NOTICE

   All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

             To CONSULTANT:
                             Forbes Investments, Ltd.
                             18 Harbour Road
                             Central Plaza, Ste 4703
                             Wanchiai, Hong Kong

             To the COMPANY:

                            Prime Companies, Inc.
                            155 Montgomery Street
                            Suite 406
                            San Francisco, CA 94104

          10.     MISCELLANEOUS

   (a)    Waiver.      Any term or provision of this Agreement
   may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

    (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supersedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

   (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Sate of Florida.

   (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

   (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. References in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

   (f) Expenses. Each party shall pay and be responsible for the cost and expenses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

   (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

   (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

   (i) Counterparts This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.



   IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                           THE "COMPANY"



                                           By /s/David Lefkowitz
                                                  President


                                           THE "CONSULTANT"


                                           By President